Exhibit 99.1

Contact:     George Powlick

                    Chief Financial Officer

                    (818) 706-5100

K●SWISS SCHEDULES SPECIAL STOCKHOLDER MEETING IN CONNECTION WITH E.LAND TRANSACTION

WESTLAKE VILLAGE, Calif. (March 5, 2013) ─ K•Swiss Inc. (NASDAQ: KSWS) has scheduled a special meeting of stockholders to, among other things, consider and vote on a proposal to adopt and approve the previously announced Agreement and Plan of Merger, dated January 16, 2013, by and among K•Swiss, E.Land World Limited, a corporation organized under the laws of the Republic of Korea, Ian Acquisition Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of E.Land (“Merger Sub”), pursuant to which Merger Sub will be merged with and into K•Swiss, with K•Swiss surviving as an indirect wholly owned subsidiary of E.Land. The special meeting will be held on Friday, April 26, 2013, at 8 a.m. Los Angeles time at the Company’s corporate headquarters, located at 31248 Oak Crest Drive in Westlake Village, California.

K•Swiss’ stockholders of record as of the close of business Friday, March 8, 2013, will be entitled to notice of and to vote at the special meeting.

The merger, which is expected to close during the second quarter of 2013, requires the approval of 80% of K•Swiss’ outstanding voting power and applicable regulatory approvals in addition to other customary closing conditions.

About K•Swiss

Founded more than forty years ago in Van Nuys, California, K•Swiss introduced the first all-leather tennis shoe, the K•Swiss “Classic” in 1966.  Since its inception, K•Swiss has rooted itself in California Sport with an aim to be the most inspiring and innovative sports brand in the market.  Today the Company offers performance and lifestyle footwear and apparel for several categories under its California Sports umbrella including Tennis Heritage, California Fit (Running, Triathlon and Fitness) and California Youth.  K•Swiss also designs, develops and markets footwear under the Palladium brand. For more information about K•Swiss, visit www.kswiss.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 about the expected timing for closing of the merger. These statements are based on the current beliefs and expectations of K•Swiss’ management and are subject to known and unknown risks and uncertainties, including, but not limited to: (i) K•Swiss may be unable to obtain stockholder approval as required for the merger; (ii) conditions to the closing of the merger may not be satisfied or waived; (iii) the merger may involve unexpected costs, liabilities or delays; (iv) the outcome of any legal proceeding relating to the merger; (v) the ability and timing to obtain required regulatory approvals; (vi) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; and (vii) other risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all. A complete description of these factors, as well as others which could affect the Company’s business is set forth in the Company’s periodic filings, including its Form 10-K for the year ended December 31, 2012, which was filed with the Securities and Exchange Commission (“SEC”) on February 27, 2013.  Readers are cautioned not to place undue reliance on these forward-looking statements. K•Swiss undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

Additional Information about the Proposed Merger and Where to Find It

In connection with the proposed merger, K•Swiss plans to file with the SEC and furnish to its stockholders a proxy statement. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF K•SWISS INC. ARE URGED TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND RELATED MATTERS. Stockholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by K•Swiss through the website maintained by the SEC at www.sec.gov, at the K•Swiss’ website at http://www.kswiss.com/customer/page/investors and from K•Swiss by directing a written request to K•Swiss, 31248 Oak Crest Drive, Westlake Village, CA 91361, Attention: Investor Relations.

K•Swiss and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of K•Swiss in connection with the proposed merger. Information about the interests of these executive officers and directors in the transaction described herein will be included in the proxy statement described above. Additional information regarding these directors and executive officers is also included in the Company’s Form 10-K, which was filed with the SEC on February 27, 2013. This document is available free of charge at the SEC’s website at www.sec.gov and from K•Swiss by contacting Investor Relations at the address set forth above.